EXHIBIT 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-276483, 333-187261, 333-158244) of our reports dated March 16, 2026 relating to the financial statements of Consolidated Water Co. Ltd. (the “Company”) and the effectiveness of internal control over financial reporting of the Company appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ CBIZ CPAs P.C.

Fort Lauderdale, FL
March 16, 2026